                                                                       EXHIBIT 3



                        WHEELABRATOR TECHNOLOGIES INC.



                                    BY-LAWS



                                                              AS AMENDED THROUGH
                                                                    MAY 13, 1996

                                    BY-LAWS
                                      OF
                        WHEELABRATOR TECHNOLOGIES INC.


                                   ARTICLE I

                                    OFFICES

     Section 1. Delaware Office. The office of Wheelabrator Technologies Inc. (the "Corporation") within the State of Delaware shall be in the City of Dover, County of Kent.

     Section 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

     Section 2. Annual Meetings. An annual meeting of stockholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at 9:00 a.m. on the first Wednesday of May of each year (the first Annual Meeting to be held in May 1987), or on such other date and at such other time as may be fixed by the Board. If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of stockholders as soon as practicable for the election of directors.

     Section 3. Special Meetings. Special meetings of stockholders, unless otherwise provided by law, may be called at any time by the Board pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 2 of Article III of these By-laws), or by the Chief Executive Officer. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

     Section 4. Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 or more than 60 days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to such stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless

(i) the adjournment is for more than 30 days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

     Section 5. Quorum. At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.

     Section 6. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy. At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present or represented by proxy thereat.

     Section 7. Order of Business. (a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who complies with the procedures set forth in this Section 7.

     (b) For business properly to be brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 7. The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 7 and, if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

     Section 8. Voting. Except as otherwise provided in the Certificate of Incorporation or in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation establishing a series of Preferred Stock of the Corporation ("Preferred Stock"), at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of stockholders, all matters (except as otherwise provided in Section 3 of Article III of these By-laws and except in cases where a larger vote is required by law or by the Certificate of Incorporation of the Corporation or these By-laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.

     Section 9. Inspectors. For each election of directors by the stockholders and in any other case in which it shall be advisable, in the opinion of the Board, that the voting upon any matter shall be conducted by inspectors of election, the Board shall appoint two inspectors of election. If, for any such election of directors or the voting upon any such other matter, any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each of the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election of directors. Inspectors need not be stockholders.

                                  ARTICLE III

                                   Directors

     Section 1. Powers. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

     Section 2. Number, Election and Terms. The authorized number of directors may be determined from time to time by a vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such number initially shall be five; and provided, further, that such number shall not be less than a minimum of five nor more than a maximum of 15; and provided, further, that such number and such minimum and maximum may be increased pursuant to resolution of the Board, adopted pursuant to the Certificate of Incorporation, establishing any series of Preferred Stock. The directors, other than those who may be elected by the holders of any series of the Preferred Stock pursuant to a resolution of the Board adopted pursuant to the Certificate of Incorporation establishing such series, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, one class initially to be elected for a term expiring at the Annual Meeting to be held in 1987, another class initially to be elected for a term expiring at the Annual Meeting to be held in 1988, and another class initially to be elected for a term expiring at the Annual Meeting to be held in 1989, with the members of each class to hold office until their successors have been elected and qualified. At each Annual Meeting, the successors of the class of directors whose term expires at that Annual Meeting shall be elected to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election. Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the Annual Meeting at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     Section 3. Nominations of Directors; Election. Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3. Directors shall be at least 21 years of age. Directors need not be stockholders. At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors. All nominations by stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a stockholder has complied with this Section 3. If the inspectors shall determine that a stockholder has not complied with this Section 3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws of the Corporation, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 4. Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice or any such meeting.

     Section 5. Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By-laws.

     Section 6. Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer and shall be called by the Secretary at the request of any two of the other directors.

     Section 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on 24 hours' notice.

     Section 8. Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law or these By-laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

     Section 9. Resignation. Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     Section 10. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office only for cause by the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Section 11. Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                            COMMITTEES OF THE BOARD

     Section 1. Appointment and Powers of Executive Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members as the Board shall determine. Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. Either the Chief Executive Officer or the Chairman of the Executive Committee may call meetings of the Executive Committee.

     Section 2. Appointment and Powers of Audit Committee. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of members as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

     Section 3. Compensation Committee; Other Committees. The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them, in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

     Section 4. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

     Section 5. Changes in Committees; Resignations; Removals. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.


                                   ARTICLE V

                                   OFFICERS

     Section 1. The Officers of the Corporation shall be chosen by the board of directors and shall be a chairman of the board, one or more vice chairmen of the board (the number thereof to be determined by the board of directors), a president, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a secretary, a treasurer, a chief financial officer, a general counsel, a controller and such assistant secretaries, assistant treasurers or other officers as may be elected or appointed by the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a chief financial officer, a general counsel, a controller and may choose one or more vice chairmen of the board, assistant officers or other officers as it may deem advisable.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries and other compensation of all officers (other than assistant officers, unless the board otherwise determines) and agents of the Corporation appointed by the board shall be as fixed by the board of directors.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

                             CHAIRMAN OF THE BOARD

     Section 6. The chairman of the board shall be the chief executive officer of the Corporation, and shall preside at all meetings of the stockholders and board of directors. He may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

                 VICE CHAIRMAN (OR VICE CHAIRMEN) OF THE BOARD

     Section 7. In the absence of the chairman of the board or in the event of his inability or refusal to act, the vice chairman of the board (or in the event there may be more than one vice chairman of the board, the vice chairman of the board, in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the board, and when so acting, shall have all the powers of and be subject to all restrictions upon the chairman of the board. He may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation. The vice chairmen of the board shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

                                   PRESIDENT

     Section 8. The president may sign certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the Corporation. In the absence of the chairman of the board and the vice chairman (or, if there be more than one, the vice chairmen) of the board, or in the event of their inability or refusal to act, the president shall perform the duties of the chairman of the board, and when so acting, shall have the powers of and be subject to all the restrictions upon the chairman of the board. The president shall perform such other duties and have such other powers as the board of directors or the chairman of the board may from time to time prescribe.

                               VICE PRESIDENT(S)

     Section 9. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors, the chairman of the board or the president may from time to time prescribe.

                                   SECRETARY

     Section 10. The secretary shall: (a) keep the minutes of stockholders, board of directors and board of directors committee meetings in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is necessary or desirable; (d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished to the secretary or the transfer agent of the Corporation by such stockholder; (e) sign with the chairman of the board, a vice chairman of the board, the president, or a vice president, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of stock transfer books of the Corporation (g) attest to the genuineness of the signature on behalf of the Corporation of any officer or agent of the Corporation on any deeds, mortgages, bonds, contracts or other instruments; (h) certify the authenticity of any instrument or record of the Corporation; and (i) in general perform all duties incident to the office of secretary and such other duties as the board of directors or the chairman of the board or the president may from time to time prescribe.

                                   TREASURER

     Section 11. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, and the deposit of all moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with resolutions of the board of directors; and (b) in general perform all the duties incident to the office of treasurer and such other duties as the board of directors or the chairman of the board or the president may from time to time prescribe.

                            CHIEF FINANCIAL OFFICER

     Section 12. The chief financial officer shall have the general powers and duties of supervision and management with respect to the financial affairs of the Corporation usually vested in the chief financial officer of a corporation, and such other duties as the board of directors or the chairman of the board or the president may from time to time prescribe.

                                GENERAL COUNSEL

     Section 13. The general counsel shall be the chief legal adviser of the Corporation as to all matters affecting the Corporation or its business. In general he shall perform all the duties incident to the office of general counsel and such other duties as the board of directors, the chairman of the board or the president may from time to time prescribe.

                                  CONTROLLER

     Section 14. The controller shall be the principal accounting officer of the Corporation and shall supervise the preparation and maintenance, on a current basis, of such accounting books, records and reports as may be necessary for directors, officers and executives of the Corporation to discharge their duties or as may be required by law. In general, he shall perform all duties incident to the office of controller and such other duties as the board of directors or the chairman of the board or the president may from time to time prescribe.

                ASSISTANT TREASURERS AND ASSISTANT SECRETARIES

     Section 15. The assistant secretaries as thereunto authorized by the board of directors may sign with the chairman of the board, a vice chairman of the board, the president, or a vice president certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the board of directors, may attest to the genuineness of the signature on behalf of the Corporation of any officer or agent of the Corporation on any deeds, mortgages, bonds, contracts or other instruments and may certify the authenticity of any instrument or record of the Corporation. The assistant treasurers may sign with the chairman of the board, a vice chairman of the board, the president or a vice president, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers in general shall perform such duties as the secretary or the treasurer, respectively, or the board of directors or the chairman of the board or the president may from time to time prescribe.


                                  ARTICLE VI

                   CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

     Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

     Section 2. Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

     Section 3. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect as such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-laws, as they may deem advisable.


                                  ARTICLE VII

                                 CAPITAL STOCK

     Section 1. Stock Certificates. Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the Chief Executive Officer, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder. In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

     Section 2. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 3. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 4. Transfers of Capital Stock. Transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

     Section 5. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 6. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII

                                  FISCAL YEAR

     The Corporation's fiscal year shall coincide with the calendar year.


                                  ARTICLE IX

                                     SEAL

     The Corporation's seal shall be circular in form and shall include the words "WHEELABRATOR TECHNOLOGIES INC., Delaware, 1985, Seal."


                                   ARTICLE X

                               WAIVER OF NOTICE

     Whenever any notice is required by law, the Certificate of Incorporation or these By-laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.


                                  ARTICLE XI

                                  AMENDMENTS

     These By-laws or any of them may be amended or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders. Notwithstanding the preceding sentence, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with,
Section 3 of Article II of these By-laws, Section 2 or Section 10 of Article III of these By-laws, or this sentence.


                                  ARTICLE XII

                        INAPPLICABILITY OF SECTION 203

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.